POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, USCA FUND TRUST, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”), periodically files amendments to its Registration Statement with the SEC under the provisions of the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended;

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints MICHAEL V. WIBLE, JOANN M. STRASSER, CASSANDRA W. BORCHERS, ANDREW J. DAVALLA and DONALD S. MENDELSOHN, as attorneys for him and in his name, place and stead, and in his capacity as a Trustee, to execute and file any Amendment or Amendments to the Trust’s Registration Statement hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 1st day of March, 2019.

/s/Thomas V. Rushing
Thomas V. Rushing, Trustee

State of Texas
County of Harris

This record was acknowledged before me on March 1, 2019 by Thomas V. Rushing, who proved to me on the basis of satisfactory evidence to be the person who appeared before me.

Signature of Notary Public /s/Steven G. Klaus            [SEAL]
Name of Notary Steven G. Klaus                 My Commission Expires
My Commission Expires:     8/20/20                8/20/20